Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contact: Jennifer Ranville, 608-252-8862

Anchor BanCorp Wisconsin Inc. Announces Fourth Quarter and Year End Results

MADISON, Wisc., February 6, 2015 — Anchor BanCorp Wisconsin Inc. (the “Company”) (NASDAQ:ABCW) today announced its financial results for the fourth quarter and fiscal year ended December 31, 2014. Anchor concluded a strong, profitable year with net income of $14.6 million or $1.60 per diluted common share.

“Since our recapitalization, we have improved our asset quality, posted five quarters of consecutive positive earnings and continued to grow our business franchise with a strong focus on our Commercial Banking Division. Our asset quality has improved significantly as non-performing loans and real estate owned declined by over $60 million in the last year. As a result of these and other efforts, AnchorBank is healthy and in its strongest financial condition in several years,” said Chris Bauer, President and CEO of AnchorBank.

Net income for the fourth quarter was $5.1 million compared to $5.0 million in the quarter ended September 30, 2014 and $3.8 million for the quarter ended December 31, 2013. Earnings per share were $0.55 for the quarter compared to $0.55 for the quarter ended September 30, 2014, and $0.41 per share for the quarter ended December 31, 2013.

Highlights for the quarter ended December 31, 2014, include:

•	Net income of $5.1 million for the fourth quarter of 2014 compared to $3.8 million in the prior year quarter ended December 31, 2013 and an increase of $161,000 over the quarter ended September 30, 2014.

•	Non-interest income of $9.0 million for the fourth quarter of 2014 compared to $8.0 million in the prior year quarter ended December 31, 2013. The fourth quarter 2014 includes a gain of $1.4 million for the sale of the Capital Square office building and $1.0 million related to the sale of our Richland Center Branch.

•	Capital ratios at the Bank, continue to increase with Tier 1 capital at 10.43% as of December 31, 2014 compared to 9.60% as of December 31, 2013. The total risk-based capital ratio was 18.25% as of December 31, 2014, compared to 17.07% at December 31, 2013.

•	Loan delinquencies (loans 30 to 89 days past due) decreased $7.3 million, or 45.0%, to $8.9 million at December 31, 2014 from $16.2 million at December 31, 2013.

•	Total non-performing loans decreased $33.4 million, or 48.7%, to $35.1 million at December 31, 2014 from $68.5 million at December 31, 2013.

•	Total non-performing assets (total non-performing loans and other real estate owned) decreased $61.4 million, or 46.5%, to $70.6 million at December 31, 2014 from $132.0 million at December 31, 2013; as the Bank continues to reduce problem asset levels. Total non-performing assets as a percent of total assets declined to 3.39% from 4.04% in the September quarter compared to 6.25% in the year ago quarter.

•	The Company recorded a negative provision for loan losses for the quarter ended December 31, 2014 of $3.3 million compared to no provision expense in the prior year period. The allowance for loan losses is 2.99% of total loans at December 31, 2014.

“While we will continue to focus on improving credit quality and operational efficiency for the Company, we also remain committed to safely and strategically growing our community bank franchise, and further strengthening our retail and commercial business lines,” Bauer said.

In October 2014, the Company completed its initial public offering in which the Company issued 250,000 shares of common stock at a public offering price of $26.00 per share, and an additional 55,794 shares of common stock were issued subsequent to the offering in conjunction with an overallotment option exercised by the underwriters. The Company shares are now listed on the NASDAQ Global Market under the symbol ABCW. In December 2014, ABCW was included in the preliminary list of quarterly initial public offering additions to the broad-market Russell Global ®, Russell 3000 ®, Russell 2000 ®,and Russell Microcap ® indexes. Anchor’s stock price closed December 31, 2014 at $34.44 per share representing a 32.5% increase from its October offering price of $26.00, and a market capitalization of $318.5 million.

About Anchor BanCorp Wisconsin Inc.

Anchor Bancorp is the parent company for AnchorBank, a community-based financial services company providing commercial, retail, mortgage, consumer finance and investment services to businesses and individuals from 53 banking locations throughout Wisconsin. Anchor Bancorp stock (ABCW) is listed on the NASDAQ Global Market and Russell Global Indexes. Visit AnchorBank online at ww.anchorbank.com.

Forward-Looking Statements

This news release contains certain forward-looking statements, as that term is defined in the U.S. federal securities laws. In the normal course of business, we, in an effort to help keep our shareholders and the public informed about our operations, may from time to time issue or make certain statements, either in writing or orally, that are or contain forward-looking statements. Generally, these statements relate to business plans or strategies, projections involving anticipated revenues, earnings, liquidity, capital levels, profitability or other aspects of operating results or other future developments in our affairs or the industry in which we conduct business. Although we believe that the anticipated results or other expectations reflected in our forward-looking statements are based on reasonable assumptions, we can give no assurance that those results or expectations will be attained. You should not put undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date they are made and we undertake no obligation to update them in light of new information or future events, except to the extent required by federal securities laws.

Anchor BanCorp Wisconsin Inc.

CONSOLIDATED FINANCIAL SUMMARY

(Unaudited)

($ in 000’s, except per share data)	Quarter Ended			Twelve Months Ended		Qtr Ended 12/14-12/13 Incr(Decr)
	12/31/2014	9/30/2014	12/31/2013	12/31/2014	12/31/2013
INCOME STATEMENT
Interest income	18,550	18,612	20,188	75,580	84,939	(8%)
Interest expense	1,049	1,054	1,311	4,344	22,013	(20%)

Net interest income	$17,501	$17,558	$18,877	$71,236	$62,926	(7%)

Provision for loan losses	(3,281)	(1,304)	—	(4,585)	950	N/M

Non-interest income:
Loan servicing income, net	602	705	681	2,821	1,437	(12%)
Service charges on deposits	2,602	2,626	2,504	10,017	10,120	4%
Investment and insurance commissions	1,220	1,015	1,009	4,222	3,917	21%
Net gain on sale of loans	670	837	728	2,797	8,116	(8%)
Net gain on sale of investments	(37)	482	292	746	92	N/M
Net gain on sale of OREO	352	987	1,118	2,540	4,597	(69%)
Extingushment of debt	—	—	—	—	134,514	N/M
Other	3,553	1,363	1,670	7,376	4,243	113%

Total non-interest income	8,962	8,015	8,002	30,519	167,036	12%

Non-interest expense:
Personnel costs	11,483	10,872	10,569	44,256	42,568	9%
Net occupancy and equipment expense	2,560	2,443	2,586	10,412	12,100	(1%)
Data processing expense	1,576	1,340	1,616	5,602	6,162	(2%)
OREO expense	3,328	2,999	2,294	9,779	22,056	45%
Mortgage servicing rights impairment (recovery)	492	(53)	60	534	(3,854)	N/M
Provision for unfunded commitments	(486)	(2,401)	—	(2,107)	3,133	N/M
Professional fees	794	906	781	3,413	6,231	2%
Debt prepayment penalty	—	—	—	—	16,149	N/M
Reorganization costs	—	—	63	—	1,929	N/M
Other	4,874	5,809	5,156	19,819	24,926	(5%)

Total non-interest expense	24,621	21,915	23,125	91,708	131,400	6%

Net income before taxes	5,123	4,962	3,754	14,632	97,612	36%
Income tax expense	—	—	—	10	9	0%

Net income	5,123	4,962	3,754	14,622	97,603	36%
Preferred stock dividends in arrears	—	—	—	—	(4,200)	N/M
Preferred stock discount accretion	—	—	—	—	(8,010)	N/M
Retirement of preferred shares	—	—	—	—	104,000	N/M

Net income available to common equity	$5,123	$4,962	$3,754	$14,622	$189,393	36%

SHARE DATA
Diluted earnings per share:
Net income	$0.55	$0.55	$0.41	$1.60	$5.41	34%
Net income available to common equity	0.55	0.55	0.41	1.60	10.50	34%
Cash dividends	—	—	—	—	—	—
Book value	23.85	23.22	22.34			7%
Average diluted shares outstanding	9,340,000	9,058,000	9,050,000	9,151,000	18,039,000	3%

KEY RATIOS AND DATA

Net interest margin (FTE)	3.36%	3.40%	3.61%	3.48%	2.81%	(0.25)
Return on average assets	0.96%	0.93%	0.68%	0.69%	4.25%	0.28
Average equity to average assets	10.46%	9.99%	9.32%	10.04%	0.37%	1.14

Total risk based capital	18.25%	17.96%	17.07%			1.18
Tier 1 risk-based capital	16.97%	16.68%	15.77%			1.20
Tier 1 leverage	10.43%	10.07%	9.60%			0.83

N/M = not meaningful

Anchor BanCorp Wisconsin Inc.

(Unaudited)

(in 000’s)	Quarter Ended Averages			Ending Balances		Ending Balances 12/14-12/13 Incr(Decr)
	12/31/14	9/30/14	12/31/13	12/31/14	12/31/13
BALANCE SHEET
Assets:
Cash and cash equivalents	$195,093	$192,041	$172,849	$147,273	$143,396	3%
Investment securities	293,577	294,105	287,797	294,599	277,872	6%
Loans held for sale	5,608	5,145	4,137	6,594	3,085	114%
Loans held for investment	1,559,421	1,547,865	1,635,367	1,571,476	1,609,506	(2%)
Allowance for loan losses	(48,260)	(49,377)	(69,854)	(47,037)	(65,182)	(28%)

Loans held for investment, net	1,511,161	1,498,488	1,565,513	1,524,439	1,544,324	(1%)
Other real estate owned (OREO), net	44,511	52,017	64,843	35,491	63,460	(44%)
Other assets	77,081	79,148	84,848	73,983	80,337	(8%)

Total assets	$2,127,031	$2,120,944	$2,179,987	$2,082,379	$2,112,474	(1%)

Liabilities and Stockholders’ Equity:
Non interest bearing deposits	$285,960	$276,888	$256,541	$291,248	$259,926	12%
Interest bearing deposits	1,582,144	1,595,474	1,676,296	1,522,923	1,615,367	(6%)

Total deposits	1,868,104	1,872,362	1,932,837	1,814,171	1,875,293	(3%)
Other borrowed funds	14,982	14,520	19,167	13,752	12,877	7%
Other liabilities	21,500	22,186	24,724	26,793	22,106	21%

Total liabilities	$1,904,586	$1,909,068	$1,976,728	$1,854,716	$1,910,276	(3%)
Total stockholders’ equity	222,445	211,876	203,259	227,663	202,198	13%

Total liabilities & stockholders’ equity	$2,127,031	$2,120,944	$2,179,987	$2,082,379	$2,112,474	(1%)

	Quarter Ended			Year-to-Date		Qtr Ended 12/14-12/13 Incr(Decr)
	12/31/14	9/30/14	12/31/13	12/31/2014	12/31/2013
CREDIT QUALITY
Provision for loan losses	$(3,281)	$(1,304)	$—	$(4,585)	$950	N/M
Net charge-offs	(3,281)	834	6,671	13,560	19,529	(149%)
Ending allowance for loan losses	47,037	47,037	65,182			(28%)

Key Metrics
Loans 30 to 89 days past due	$8,892	$9,979	$16,165			(45%)
Non-performing loans (NPL)	35,115	38,352	68,497			(49%)
Other real estate owned	35,491	46,725	63,460			(44%)
Non-performing assets	70,606	85,077	131,957			(46%)
Allowance for loan losses to NPL	133.95%	122.65%	95.16%			38.79

N/M = not meaningful